                                                                      EXHIBIT 99

[MAX & ERMA'S(R) LOGO]
                   4849 EVANSWOOD DRIVE, COLUMBUS, OHIO 43229

FOR IMMEDIATE RELEASE
MAX & ERMA'S RESTAURANTS, INC.    For Further Information Contact:
NASDAQ: MAXE                      William C. Niegsch, Jr.
                                  Exec. Vice President & Chief Financial Officer
MARCH 31, 2005                    (614) 431 5800
                                  www.maxandermas.com

                         MAX & ERMA'S RESTAURANTS, INC.
                          REPORTS FIRST QUARTER RESULTS
                     WITHDRAWS REVERSE STOCK SPLIT PROPOSAL

FIRST QUARTER HIGHLIGHTS:

-     RECORD FIRST QUARTER REVENUES OF $57.3 MILLION

-     FRANCHISE FEES AND ROYALTIES RISE 36%

-     COST OF GOODS SOLD AND PAYROLL AND BENEFITS BOTH SHOWING SIGNIFICANT
      IMPROVEMENT

- THREE COMPANY-OWNED AND FOUR TO FIVE FRANCHISED LOCATIONS PLANNED FOR REMAINDER OF 2005

FINANCIAL SUMMARY (UNAUDITED)
(In thousands, except per share data)

                                16 Weeks Ended   16 Weeks Ended
                                   2/20/05           2/15/04      % Change
                                --------------   --------------   --------
                  Revenues        $ 57,271          $ 53,422         +7.2%
          Operating Income        $  1,545          $  1,800        -14.2%
       Income Before Taxes        $    819          $  1,204        -32.0%
                Net Income        $    654          $    891        -26.6%
        Diluted Net Income
          Per Common Share        $   0.25          $   0.34        -26.5%
Diluted Shares Outstanding           2,577             2,602         -1.0%

COLUMBUS, OHIO, MARCH 31, 2005 - MAX & ERMA'S RESTAURANTS, INC. (Nasdaq/NMS:
MAXE) today reported first quarter 2005 financial results.

First quarter 2005 revenues rose 7% to a quarterly record $57.3 million from $53.4 million for the first quarter of 2004. Net income and net income per diluted share both declined 27% from $891,000 or $0.34 per diluted share for the first quarter of 2004 to $654,000 or $0.25 per diluted share for the first quarter of 2005.

Todd Barnum, Chairman and Chief Executive Officer of Max & Erma's, said he is extremely pleased with the quarter results. He said that while the quarter still represents a decline from the first quarter of last year, it is a $1.5million improvement in pre-tax income from the fourth quarter of 2004. Mr. Barnum credited the improved performance to efforts to reduce costs of goods sold and payroll and benefits from last year's record highs. These efforts plus gradually declining commodity costs during the quarter brought restaurant margins closer to historical levels by the end of the first quarter of 2005.

Mr. Barnum attributed the revenue gain to the opening of five restaurants last year and continued growth in franchising. He noted that franchise fees and royalties grew 36% from the first quarter of 2004 to the first quarter of 2005. He said same-store-sales did decline 1.1%, or $538,000, from the first quarter of last year, however, that could almost entirely be accounted for by the fact the Christmas fell on a weekend this year. The shift from mid-week to a weekend holiday resulted in a net sales decline of $487,000 for Christmas week. He also added that a major winter storm the last weekend in January cost us another $383,000 in same-store-sales. Mr. Barnum went on to say that excluding these two events, the sales outlook is fairly positive, despite a sluggish mid-western economy.

Mr. Barnum said the company plans to open three restaurants this year beginning in late May. Franchisees should open four to five. He noted that company-owned restaurants are under construction in suburban Cincinnati and Detroit. Franchised restaurants are under construction in Richmond, Virginia and South Bend, Indiana.

The Company's Board of Directors on March 29, 2005, withdrew the 1-for-200 reverse stock split proposal which was publicly announced on January 19, 2005, subject to approval of a vote of its stockholders, after which stockholders who owned less than one whole share would be cashed out at $16 per share. On March 2, 2005, the Securities and Exchange Commission (SEC) extended the compliance date for non-accelerated filers, which included the Company, to comply with
Section 404 of the Sarbanes-Oxley Act (Section 404). With the extension, the Company will not be required to include in its annual reports a report by management on the Company's internal controls over financial reporting and an accompanying auditor's report until the filing of its annual report for fiscal 2006, which fiscal year ends October 29, 2006. There are also two recent initiatives underway concerning the future application of Section 404 to non-accelerated filers. First, the SEC has established the SEC Advisory Committee on Smaller Public Companies to assist the Commission in evaluating the current securities regulatory system relating to smaller public companies, including the internal control requirements. Second, the Committee of Sponsoring Organizations (COSO) has established a task force to develop new guidance for smaller companies regarding internal controls that it intends to publish this summer. One of the primary reasons for the Company's 1-for-200 reverse stock split proposal was to enable the Company to save substantial annual compliance costs that it would have begun to incur in fiscal 2005, by deregistering as an SEC reporting company and thereby making Section 404 inapplicable to it. Because of the SEC's recent extension in the date for compliance, COSO's initiatives to study the application of the new internal controls requirements to smaller public companies, and a material increase in the estimated number of shares held by stockholders with fewer than 200 shares that would have been cashed out in the proposed reverse stock split, the Company's Board of Directors determined to withdraw the reverse stock split proposal.

Max & Erma's currently owns and operates 78 casual dining full-service restaurants in Akron, Canton,Columbus, Cleveland, Cincinnati, Dayton, Niles and Toledo, Ohio; Indianapolis, Indiana; Detroit, Ann Arbor, Grand Rapids, and Lansing, Michigan; Pittsburgh and Erie, Pennsylvania; Lexington and Louisville, Kentucky; Chicago, Illinois; Charlotte, North Carolina; Atlanta, Georgia, Virginia Beach and Norfolk, Virginia. The Company also currently franchises 18 restaurants in Cleveland, Columbus, Cincinnati, Wilmington, Sandusky and Dayton, Ohio, the Ohio Turnpike, St. Louis, Missouri, Green Bay, Wisconsin, Philadelphia, Pennsylvania and Edinburgh and Evansville, Indiana. Franchised restaurants are under construction in Richmond,Virginia and South Bend, Indiana. The Company's common shares are traded on the NASDAQ National Market System under the symbol MAXE.

This release includes "forward-looking" information statements, as defined in the Private Securities Litigation Reform Act of 1995, including the statements relating to future restaurant openings. Actual performance may differ materially from that projected in such statements. Major factors potentially affecting performance include a significant change in the performance of any existing units, the ability to obtain locations for, and complete construction of, additional restaurants at acceptable costs and the ability to obtain the services of qualified personnel at acceptable wages. The Cautionary statements regularly filed by the Company in its most recent annual report to the Securities and Exchange Commission on Form 10-K and its Quarterly Reports to the SEC on Forms 10-Q are incorporated herein by reference. Investors are specifically referred to such Cautionary statements for a discussion of factors which could affect the Company's operations and forward-looking statements made in this communication.

                         - FINANCIAL HIGHLIGHTS FOLLOW -

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                         MAX & ERMA'S RESTAURANTS, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                                   February 20,
                                                      2005         October 31,
                                                   (UNAUDITED)        2004
                                                  -------------   -------------
ASSETS
Current Assets:
Cash                                              $   2,915,381   $   2,187,529
Inventories                                           1,311,186       1,377,366
Other Current Assets                                  2,717,313       2,865,251
                                                  -------------       ---------
Total Current Assets                                  6,943,880       6,430,146

Property - At Cost:                                  99,389,647      98,070,311
Less Accumulated Depreciation and Amortization       45,171,290      42,720,109
                                                  -------------   -------------
Property - Net                                       54,218,357      55,350,202

Other Assets                                          9,610,226       9,326,737
                                                  -------------   -------------
Total                                             $  70,772,463     $71,107,085
                                                  =============   =============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Current Maturities of Long-Term Obligations       $   4,161,105   $   4,160,314
Accounts Payable                                      3,901,404       5,334,219
Accrued Payroll and Related Taxes                     2,916,307       1,914,099
Accrued Liabilities                                   5,767,723       4,589,203
                                                  -------------   -------------
Total Current Liabilities                            16,746,539      15,997,835

Long-Term Obligations - Less Current Maturities      38,878,400      41,053,030

Stockholders' Equity:
Preferred Stock - $.10 Par Value;
   Authorized 500,000 Shares - none outstanding
Common Stock - $.10 Par Value;
   Authorized 5,000,000 Shares,
   Issued and Outstanding 2,538,983 Shares
   at 2/20/05 and 2,507,328 Shares at 10/31/04          253,897         250,732
Additional Paid In Capital                              670,880         319,404
Accumulated Other Comprehensive (Loss)                 (121,061)       (203,406)
Retained Earnings                                    14,343,808      13,689,490
                                                  -------------   -------------
Total Stockholders' Equity                           15,147,524      14,056,220
                                                  -------------   -------------
Total                                             $  70,772,463     $71,107,085
                                                  =============   =============

                         MAX & ERMA'S RESTAURANTS, INC.
             CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

                                     Sixteen Weeks Ended
                                 ----------------------------
                                 February 20,    February 15,
                                     2005            2004
                                 ------------    ------------
REVENUES:                        $ 57,270,828    $ 53,421,522

COSTS AND EXPENSES:
Costs of Goods Sold                14,511,976      13,238,458
Payroll and Benefits               18,006,124      17,203,869
Other Operating Expenses           18,693,007      16,780,990
Pre-Opening Expenses                    7,049         147,288
Administrative Expenses             4,508,100       4,250,484
                                 ------------    ------------
Total Operating Expenses           55,726,256      51,621,089
                                 ------------    ------------
Operating Income                    1,544,572       1,800,433
Interest Expense                      706,002         596,554
Minority Interest in Income
    of Affiliated Partnership          19,252
                                 ------------    ------------
INCOME BEFORE INCOME TAXES            819,318       1,203,879
INCOME TAXES                          165,000         313,000
                                 ------------    ------------
NET INCOME                       $    654,318    $    890,879
                                 ============    ============

NET INCOME PER SHARE:
   Basic                         $       0.26    $       0.36
                                 ============    ============
   Diluted                       $       0.25    $       0.34
                                 ============    ============

SHARES OUTSTANDING:
   Basic                            2,514,171       2,451,811
                                 ============    ============
   Diluted                          2,576,853       2,602,471
                                 ============    ============